Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Katie Strohacker, Director, Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America Announces Delayed Annual Report Filing

Westlake, OH (April 1, 2014):  TravelCenters of America LLC (NYSE: TA) announced that it has not timely filed its 2013 annual report on Form 10-K (“10-K”) in accordance with the requirements of the Securities Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

The reasons for the current delay are the same as those described in TravelCenters’ Form 12b-25 filing with the SEC made on March 17, 2014, except that more time is required to complete the 10-K.  TravelCenters expects that it will regain compliance with the NYSE listing standards upon filing the 10-K, and it is working towards filing the 10-K as soon as possible.

About TravelCenters of America LLC

TravelCenters of America LLC (TravelCenters), headquartered in Westlake, Ohio, is a leading travel center business in 43 states and Canada operating under the TA® and Petro Stopping Centers® brands.  With 249 convenient full-service locations off interstate highway exits, TA and Petro Stopping Centers offer customers diesel and gasoline fueling services, more than 500 full- and quick-serve restaurants, 24-hour convenience stores, heavy truck maintenance services, RoadSquad ConnectTM (24/7/365 emergency roadside service), Reserve-ItTM (truck parking reservations), and many other services — all within large, high traffic facilities.  TravelCenters also operates gasoline/convenience stores in Kentucky and Tennessee under the brand name “Minit Mart”.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TRAVELCENTERS’ PRESENT INTENT, BELIEFS, EXPECTATIONS, AND INFORMATION BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FOR THESE REASONS, AMONG OTHERS, INVESTORS IN TRAVELCENTERS’ SECURITIES SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, TRAVELCENTERS DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF CHANGED CIRCUMSTANCES OR NEW INFORMATION WHICH MAY COME TO TRAVELCENTERS’ ATTENTION.

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